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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have issued our report dated February 15, 2001 accompanying the consolidated financial statements included in the Annual Report of Apogee Technology, Inc. and Subsidiary on Form 10-KSB for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Apogee Technology, Inc. and Subsidiary on Form S-8.



/s/ Yohalem Gillman & Company LLP
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Yohalem Gillman & Company LLP

New York, New York
May 23,  2001

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